As filed with the Securities and Exchange Commission on December 17, 2002
                             File No. 33-__________
                             ----------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
            Registration Statement  Under the Securities Act of 1933

                              GREENLAND CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


NEVADA . . . . . . . . . . . . .              87-0439051
(State or other jurisdiction of.        (I.R.S. Employer
incorporation or organization) .  Identification Number)

                    17075 VIA DEL CAMPO, SAN DIEGO, CA 92127
              (Address and zip code of principal executive offices)

                   EMPLOYEE COMPENSATION & CONSULTING SERVICES
                            (Full Title of the Plan)

               GENE CROSS, 17075 VIA DEL CAMPO, CARLSBAD, CA 92127
                     (Name and Address of Agent for Service)

                                 (858) 451-6120
    (Registrant's telephone number, including area code of Agent for Service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

                         CALCULATION OF REGISTRATION FEE



                  Proposed    Proposed
Title of . . . .  Amount      Maximum          Maximum          Amount of
Securities . . .  To be       Offering Price   Aggregate        Registration
To be Registered  Registered  Per Share        Offering Price   Fee
----------------  ----------  ---------------  ---------------  -------------

Common Stock . .   3,500,000  $         0.01.  $     35,000.00  $        3.22

(1)  Calculated  pursuant  to  rule  457(h).

ITEM  3.     INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE

     The Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, Form 10-QSB for the quarter(s) ended March 31, 2002, June 30, 2002 and September 30, 2002, Definitive Proxy 14A filed September 16, 2002 and the Greenland Corporation 1999 Stock Option Plan approved by shareholders on August 1999 and is Amended under the Securities Exchange Act of 1934 are hereby incorporated by reference.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement of the extent that such statement is replaced or modified by a statement contained in this Registration Statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES

     Securities  are  registered  under  Section  12  of  the  Exchange  Act.

ITEM  5.     INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

     Does  not  Apply.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS:

     Section 78.751, as amended, of the General Corporation Laws of Nevada (the "Act") provides that a corporation may indemnify a director or officer of the corporation and to purchase and maintain liability insurance for those persons as, and to the extent permitted by the Act.

     The by-laws of the Company contain provisions indemnifying its directors and officers to the extent permitted by 78.751, as amended, of the General Corporation Laws of Nevada (the "Act"), as amended from time to time.

     The Company's Certificate of Incorporation limits directors' liability for monetary damages for breaches of their duties of care owed the Company to the fullest extent permitted by Nevada law.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED

     Does  Not  Apply

ITEM  8.     EXHIBITS

     The  following  is  a  list  of  exhibits filed as part of the Registration
Statement:

     5.1     Opinion  of  Thomas  Beener,  Esquire

     24.1     Consent  of  Kabani  &  Company,  Inc.

ITEM  9.     UNDERTAKINGS

     The  undersigned  hereby  undertakes:

     (1)(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                INDEX TO EXHIBITS

EXHIBIT  NUMBER          DESCRIPTION
---------------          -----------

               5.1      Opinion  of  Thomas  Beener,  Esquire

               24.1     Consent  of  Kabani  &  Company,  Inc.

               99.1     Instructions  to  Transfer  Agent

               99.2     Certificate  of  Corporate  Officers

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Diego, State of California, on the 17th day of December 2002.

GREENLAND  CORPORATION

By:  __/s/  Gene  Cross_
       ----------------
       GENE  CROSS,  Chief  Financial  Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



December 17,  2002. . . . .  /S/GENE CROSS
                             -------------
    Gene Cross
    Chief Financial Officer
---------------------------